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                                                               EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-66790 and 33-66844 of Gibraltar Packaging Group, Inc. on Form S-8 of our report dated August 5, 1996 (September 25, 1996 with respect to Note 4), appearing in this Annual Report on Form 10-K of Gibraltar Packaging Group, Inc. for the year ended June 29, 1996.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Charlotte, North Carolina

October 8, 1996

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